                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44532
                              Zero Coupon Convertible Senior Debentures due 2020
                                                           CUSIP No. 629568 AC 0


                             NABORS INDUSTRIES, INC.

              PROSPECTUS SUPPLEMENT NO. 9 DATED SEPTEMBER 25, 2001
                      TO PROSPECTUS DATED SEPTEMBER 6, 2000

         The selling securityholders table on pages 7 and 8 of the prospectus, as previously supplemented, is further amended by this supplement no. 9 to add the following entity as a selling securityholder and to list the amounts of the securities beneficially owned and being offered for sale by such securityholder:

                                  ZERO COUPON CONVERTIBLE DEBENTURES DUE 2020
                             ---------------------------------------------------
SELLING SECURITYHOLDER       AMOUNT BENEFICIALLY OWNED   AMOUNT OFFERED FOR SALE
----------------------       -------------------------   -----------------------
ABN AMRO Securities LLC              $1,850,000                 $1,850,000
